Exhibit 1.1

$150,000,000

ATEL 16, LLC

15,000,000 Limited Liability Company Member Units at $10 per Unit

Best Efforts

SELLING AGREEMENT

_____ , 2013

ATEL Securities Corporation

600 Montgomery Street, 9th Floor

San Francisco, California 94111

as Dealer-Manager for the

above-described Units

Gentlemen:

ATEL Managing Member, LLC (“ATEL” or the “Manager”) as Manager and on behalf of ATEL 16, LLC, a California limited liability company (the “Fund”) pursuant to the Limited Liability Company Operating Agreement (the “Operating Agreement”) set forth as Exhibit B to the Prospectus (as hereinafter defined), hereby confirms its agreement with you as follows:

1. Description of Units. Subject to the terms hereof the Fund proposes to issue and to offer for sale an aggregate of 15,000,000 of its limited liability company member units (the “Units”), at a price of $10 per Unit through you and those licensed brokers, if any, designated by you.

2. Representations, Warranties and Agreements of the Fund and the Manager. The Fund and the Manager, jointly and severally, represent and warrant to, and agree with, you as follows:

(a) The Fund has prepared and filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement and amendments thereto, on Form S-l (File No. 333-_____________) covering the registration of the Units under the Securities Act of 1933 (the “Securities Act”), including the related preliminary prospectus. Such preliminary prospectus bears, and any amended prospectus will bear, the legend required by the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”). Such Registration Statement, as amended, at the time it becomes effective, and the final prospectus included therein, are herein respectively called the “Registration Statement” and the “Prospectus.”

(b) The Registration Statement and the Prospectus, and all amendments or supplements thereto, will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading. In this connection, it is understood by the Fund and the Manager that FINRA Rule 2310(b)(3) requires that you determine that all material facts relating to the subject offering are adequately and accurately disclosed to prospective subscribers and provide a basis for evaluating the offering, and the Fund and the Manager therefore specifically represent and warrant that:

(i) all items of compensation payable to them and their affiliates are and will be set forth in the Prospectus under the caption “Management Compensation”;

(ii) all types of equipment to be acquired by the Fund are and will be described in the Prospectus under the caption “Investment Objectives and Policies—Types of Equipment” or in a supplement to be included inside the back cover of the Prospectus;

(iii) all material tax aspects are and will be set forth in the Prospectus under the captions “Income Tax Consequences” and “Risk Factors”;

(iv) the financial position and business experience of the Manager and of those affiliates of the Manager who are of relevance to the subject offering are and will be accurately and adequately reflected in the Prospectus under the captions “Management” and “Prior Performance Summary”;

(v) all material conflicts of interest and risk factors are and will be set forth in the Prospectus under the captions “Conflicts of Interest” and “Risk Factors”; and

(vi) all pertinent facts relating to the liquidity and marketability of the Units are and will be set forth in the Prospectus under the captions “Risk Factors - Limited Transferability of Units” and “Summary of the Operating Agreement - Transferability of Units.”

(c) The accountants who have certified or shall certify the audited financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are independent accountants as required by the Act and the Rules and Regulations.

(d) The financial statements filed with and as part of the Registration Statement present fairly the respective financial positions of the Fund and ATEL as of the date of such financial statements, in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved.

(e) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of the Manager or the Fund; and except as set forth in or contemplated by the Registration Statement and the Prospectus, neither the Manager nor the Fund have incurred any liability or obligation or entered into any transaction since the date as of which information is given in the Registration Statement and the Prospectus, otherwise than in the ordinary course of business, which is material to the financial condition of the Manager or the Fund.

(f) The Units conform to the description thereof contained in the Prospectus in all material respects.

(g) Neither the issuance nor the sale of the Units, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, result in a breach of or constitute a default under the terms of any indenture, or other material agreement or instrument to which the Manager or the Fund are, or will be, a party or are, or will be, bound, or, to the best of the knowledge of the Manager, any order or regulation applicable to the Manager or the Fund of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Manager or the Fund or any of their respective assets or operations.

(h) The Units, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

(i) The Fund has been duly formed pursuant to the California Act (as defined in the Operating Agreement) and is validly existing as a limited liability company in good standing under the laws of the State of California with full power and authority to own properties (or interests therein) and conduct its business as described in the Prospectus. The Fund is qualified to do business as a limited liability company or similar entity offering limited liability in those jurisdictions where such qualification is necessary to assure limited liability for the members. The Manager has been duly incorporated, is validly existing and in good standing, under the laws of the State of California with full power and authority to act as Manager of the Fund and conduct its business as described in the Prospectus.

(j) The person or persons who have signed this Selling Agreement on behalf of the Fund and the Manager are duly authorized so to sign, and this Selling Agreement has been duly executed and delivered by, and is the valid, legal and binding agreement of, the Fund and the Manager, enforceable in accordance with its terms.

(k) If a minimum of $1,200,000 in cash subscriptions for Units is not received by a date one year from the date of the Prospectus, or if the offering is otherwise terminated prior to such minimum funding, all subscription proceeds deposited in the escrow account will be promptly returned to investors, together with any interest earned on such proceeds during the escrow period, in compliance with Rule 10b-9 under the Securities Exchange Act of 1934.

(l) The Manager will cause the Fund to disclose in each annual report filed with the Commission or distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

3. Representations and Warranties of the Dealer Manager. You represent and warrant to and agree with the Fund as follows:

(a) You are a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and will maintain such membership throughout the term of this Agreement.

(b) You will comply with all federal laws pertaining to the sale of securities, the laws of the jurisdictions in which you sell the Units, the Rules and Regulations of the Commission and the Constitution, By-Laws and Rules of FINRA, specifically including, without limitation, Rule 15c2-4 under the Securities Exchange Act of 1934, as interpreted in NASD Notice to Members 84-64 (which requires that during the escrow period checks be transmitted by you to the escrow agent as soon as practicable, but in any event by noon of the second business day following receipt by you), and FINRA Rule 5141 relating to FINRA member firms engaged in a fixed price offering of securities.

(c) You will make no sale of the Units unless such sale is preceded or accompanied by the Prospectus.

(d) You will assist the Fund in qualifying the Units for sale under the laws of the State of California and such other jurisdictions as the Dealer Manager and the Manager shall mutually agree.

(e) You will

(i) diligently make inquiries as required by law of all prospective investors in order to ascertain whether a purchase of Units is suitable for the investors and

(ii) inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment. In recommending a purchase, sale or exchange of the Units you shall:

(1) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment bjectives, other instruments, financial situation and needs, and any other information known by you, that:

(i)	the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;
(ii)	the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (iii) the program is otherwise suitable for the participant; and

(2) maintain in your files for at least six years documents disclosing the basis upon which the determination of suitability was reached as to each participant.

(f) All Subscription Agreements shall be promptly transmitted to the Fund in accordance with instructions set forth in the Subscription Agreements, and all funds received by you with respect to any Subscription Agreement shall be promptly transmitted to the Fund , provided, however, that pending sale of a minimum of 120,000 Units, all subscription checks shall be made payable to, and all Subscription Agreements and funds shall be promptly transmitted by you to, such bank as may be selected to act as escrow agent for the Fund. As used herein, the term “promptly transmitted” shall have the meaning set forth in Rule 15c2-4 under the Securities Exchange Act of 1934.

(g) You will maintain copies of all Subscription Agreements in your records for the longer of the periods prescribed by either

(h) You will execute no transaction in a discretionary account without prior written approval of the transaction by the investor.

(i) Rule 17a-4 of the Securities Exchange Act of 1934 or (ii) applicable state blue sky laws.

4. Sale of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to sell the Units on a “best efforts” basis, as agent for the Fund. You are authorized to enlist other members of FINRA (“Soliciting Dealers”), acceptable to the Fund, to sell the Units. As compensation for these services, the Fund agrees that it will pay you a selling commission in an amount up to to 9% of the offering price of the Units sold pursuant to the terms of this Agreement, from which you may reallow a dealer commission of up to 7% of such offering price. In addition to such selling commissions, the Fund or the Manager will pay or reimburse to you or participating broker dealers an amount up to 1% of the Gross Proceeds as additional selling compensation in the form of underwriters’ expenses borne by the Fund, the Manager or their affiliates, as described in the following paragraph. You will pay wholesaling compensation to your personnel, and may pay or reimburse Soliciting Dealers for marketing allowances and expenses, out of the selling commissions you will receive hereunder. Aggregate selling compensation paid in connection with the offering, will not exceed a total equal to 10% of the Gross Proceeds.

It is understood that the Fund may pay or reimburse you and participating dealers a portion of their “underwriters’ expenses” incurred in connection with the offering, and the Fund, the Manager or their Affiliates may bear certain other expenses directly that may be deemed “underwriters’ expenses.” These underwriters’ expenses include amounts paid by the Fund, the Manager or its Affiliates to you and participating broker dealers relating to sales seminar costs and expenses; advertising and promotion expenses; travel, food and lodging costs; telephone expenses; and an allocable portion of any of your salary expenses and legal fees borne by the Manager or its Affiliates. All of such amounts paid to you or participating broker dealers, all underwriters’ expenses borne on behalf of you or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all underwriting compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses and any other underwriters’ expenses or other forms of compensation paid to or for you or participating broker-dealers, will not exceed 10% of the Gross Proceeds.

In addition to such selling compensation, the Fund may reimburse the Soliciting Dealers for their bona fide and accountable expenses for due diligence purposes; provided, however, that any such payment or reimbursement will be made only upon presentation of detailed, itemized invoices for such bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in the Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel, and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker- dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement. Notwithstanding the foregoing, however, it is understood and agreed that the Manager has reserved the right to accept or reject any subscriptions for Units as set forth in the Prospectus and no selling commission will be payable to you or any of the Soliciting Dealers with respect to the tender of any Subscription Agreement which is rejected by you or the Manager as aforesaid. Furthermore, no subscription will be deemed binding until at least five days following delivery of a Prospectus. The Fund further agrees that it will pay the foregoing selling commission with respect to the purchase price of each of the Units upon the Manager’s acceptance of the order for such Units; provided, however, that none of such commissions will be payable or paid until release to the Fund from the escrow account in which they are to be deposited of proceeds from subscriptions for a minimum of 120,000 Units.

It is understood and agreed that Selling commissions may be reduced on subscriptions by certain persons and for certain transactions on the terms and conditions set forth, and as more specifically described, in the Prospectus under “Plan of Distribution—Special Discounts.”

5. Certain Covenants of the Fund and the Manager. The Fund and the Manager covenant and agree with you as follows:

(a) The Fund will not at any time file or make any amendment or supplement to the Registration Statement or Prospectus of which you shall not have previously been advised and furnished a copy, or to which you or any Soliciting Dealer shall object in writing.

(b) The Fund will advise you and each Soliciting Dealer immediately, and confirm the advice in writing:

(i) when the Registration Statement shall have become effective with the Commission,

(ii) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,

(iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information, and

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purposes. The Fund will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

(c) The Fund will deliver to you and each Soliciting Dealer without charge, and when requested, such number of copies of the preliminary and amended preliminary prospectus, and the Prospectus (as supplemented or amended, if the Fund shall have made any supplements or amendments to the Prospectus) as you and each Soliciting Dealer may reasonably request.

(d) The Fund will comply to the best of its ability with the Securities Act and the Rules and Regulations so as to permit the continuance of sales of and dealings in the Units under the Securities Act. If at any time when a prospectus is required to be delivered under the Securities Act, an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading or to make the Prospectus comply with the Securities Act, the Fund will notify you and each Soliciting Dealer promptly thereof and will furnish to you an amendment or supplement which will correct such statement in accordance with the requirements of Section 10 of the Securities Act.

(e) The Fund will use its best efforts to qualify the Units for sale under the laws of the State of California and such other jurisdictions as the Manager and you shall mutually agree and will comply to the best of its ability with such laws so as to permit the continuance of sales of and dealings in the Units thereunder.

(f) The Fund will furnish to you and each Soliciting Dealer with copies of all such documents, reports and information as shall be of general interest and are furnished by the Fund to investors in the Units generally.

(g) The Fund and the Manager will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement, preliminary and amended preliminary prospectus and Prospectus and amendments or supplements thereto, including fees of legal counsel for the Fund , the qualifying of the Units under the laws of certain jurisdictions as aforesaid, including filing fees and fees and disbursements of counsel in connection therewith, and the cost of furnishing to you and the Soliciting Dealers copies of the Registration Statement, preliminary and amended preliminary prospectus and Prospectus as herein provided.

6. Conditions to Dealer Manager’s Obligations. Within a period of five days after the effective date of the Prospectus (the “Effective Date”), there shall be furnished to you the following:

(a) The favorable opinion of Derenthal & Dannhauser LLP, counsel for the Fund and the Manager, dated the Effective Date, in form and substance satisfactory to your legal counsel, to the effect that:

(i) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act.

(ii) The Registration Statement, the Prospectus, and each amendment or supplement thereto (except for the financial statements, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(iii) Such counsel have participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead them to believe that either the Registration Statement or the Prospectus or any such amendment or supplement (except for the financial statements, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) The description in the Registration Statement and Prospectus of the contracts and other documents therein described are accurate and fairly represent the information required to be shown.

(v) Such counsel do not know of any statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contract or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(vi) This Agreement has been duly executed and delivered by the Manager; and (upon the assumption that the Registration Statement complies with the Securities Act) this Agreement is a valid and binding agreement of the Manager in accordance with its terms.

(b) A certificate, dated the Effective Date, signed by the Manager, to the effect that: (i) the representations and warranties of the Fund and the Manager contained in this Agreement are correct; and (ii) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and in their opinion (A) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) there are no material legal or governmental proceedings to which the Fund or Manager are a party or of which the business or assets of the Fund or Manager are the subject which are not disclosed in the Registration Statement and the Prospectus.

(c) A letter addressed to you from Moss Adams LLP dated not earlier than the business day immediately preceding the Effective Date, stating that:

(i) With respect to the Fund , they are “independent public accountants” as such term is defined in the Securities Act and the Rules and Regulations, and they were not employed by the Fund on a contingent basis and they (and their partners and associates individually) do not, either at the time of the preparation of financial statements reported upon by them or at any time thereafter, have substantial interest in the Fund or any of its parents (as such term is defined in Rule 405(n) of the Commission) or have any connection with the Fund as a promoter, underwriter, voting trustee, director, officer, partner or employee.

(ii) In their opinion, the balance sheets of the Fund and ATEL reported upon by them and included in the Registration Statement comply in all material respects with all of the accounting requirements contained in the Securities Act and the Rules and Regulations with respect to Registration Statements on Form S-1.

(iii) On the basis of a reading of the audited balance sheets of the Fund and ATEL included in the Registration Statement and upon inquiries of officers of the Fund responsible for financial and accounting matters and other specified procedures, nothing has come to their attention which caused them to believe that (a) said balance sheets: (x) do not comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations with respect to Registration Statements on Form S-1 and (y) are not fairly presented in conformity with generally accepted accounting principles applied on a consistent basis; or (b) as of the date of the latest available unaudited interim balance sheets prepared by the Fund or ATEL, there was any material change from the amounts shown in the balance sheets included in the Prospectus, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur.

(iv) On the basis of inquiries of officers of the Fund responsible for financial and accounting matters and such other procedures as they have deemed adequate in connection with said opinion, nothing has come to their attention which caused them to believe that at a specific date within five days of the date of such letter there was any material change from amounts shown on the balance sheet included in the Prospectus except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur.

7. Indemnification.

(a) The Manager shall indemnify and hold you and any Soliciting Dealers harmless against any losses, claims, damages or liabilities, joint or several:

(i) to which you or any Soliciting Dealer may become subject under the Securities Act, the various State securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto or in any sales literature furnished by us, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) to which you or any Soliciting Dealer may become subject due to the misrepresentation by the Fund or the Manager or its agents (other than you or any Soliciting Dealer) of material facts in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of misleading information provided to the Fund or the Manager or its agents by you; or

(iii) to which you or any Soliciting Dealer may become subject as a result of any breach by the Fund or the Manager of the representations, warranties, and covenants contained herein.

The Manager will reimburse you and any Soliciting Dealers for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); provided, however, that the Manager shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or such amendment or supplement or in any sales literature, in reliance upon and in conformity with written information furnished to the Fund or the Manager by you specifically for use in the preparation thereof. This indemnity agreement shall be in addition to any liabilities which the Fund or the Manager may otherwise have in connection with this offering.

The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or any Soliciting Dealer within the meaning of the Securities Act.

(b) You agree and each Soliciting Dealer will agree to indemnify and hold harmless the Fund and the Manager against any losses, claims, damages or liabilities, joint or several, to which the Fund or the Manager may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or in any sales literature, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or such amendment or supplement or in any sales literature, in reliance upon and in conformity with written information furnished to the Fund or the Managers by you specifically for use in the preparation thereof; and will reimburse the Fund and the Manager for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof). This indemnity agreement shall be in addition to any liabilities which you or any Soliciting Dealer may otherwise have in connection with this offering.

The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Fund or the Manager within the meaning of the Securities Act.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subparagraphs (a) and (b) of this Paragraph 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnifying and indemnified parties, and after the indemnified party shall have received notice from the agreed upon counsel that the defense has been so assumed, in the event that the indemnified party nonetheless elects to participate in the defense of any such action for any reason other than the presence of a conflict of interest, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

8. Non-Circumvention. Neither the Manager, the Fund , nor any affiliates thereof, will (a) notify or actively solicit any Soliciting Dealer’s clients with respect to any further transactions, or (b) release the name and/or account information for any of any Soliciting Dealer’s clients to any other party unless required by court order, an authorized governmental or self-regulatory entity, or by the Operating Agreement to do so. For purposes of this paragraph “notify or solicit” shall not be deemed to include any direct and unassisted contact by a broker-dealer other than the Manager, the Dealer Manager or the Fund. The provisions of this section shall survive any termination of this Selling Agreement.

9. Termination. This Agreement shall automatically be terminated, and the Fund shall have no liability for the payment of any commissions or fees hereunder, in the event of the failure of you and the Soliciting Dealers to sell at least 120,000 of the Units prior to the termination of the offering by the Manager.

10. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California.

11. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Fund or the Manager, such notice shall be in writing addressed to the Fund or the Manager, or both, as the case may be, at 600 Montgomery Street, 9th Floor, San Francisco, California 94111 and (b) whenever notice is required by the provisions of this Agreement to be given to the Dealer Manager or the Soliciting Dealers, such notice shall be in writing addressed to you at 600 Montgomery Street, 9th Floor, San Francisco, California 94111.

12. Benefit. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ATEL 16, LLC,
a California limited liability company

By:	ATEL Managing Member, LLC,
a California corporation, Manager

	By:	ATEL Capital Group, LLC

By:

Accepted this ____ day of ____, 2013:

ATEL SECURITIES CORPORATION,
a California corporation, Dealer Manager

By: